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                                                                Exhibit 2.(l)(1)


                                                                December 3, 2003

The Japan Equity Fund, Inc.
c/o Daiwa Securities Trust Company
One Evertrust Plaza
Jersey City, New Jersey 07302

Ladies and Gentlemen:

     We have acted as counsel for The Japan Equity Fund, Inc., a Maryland corporation (the "Fund"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of a Registration Statement on Form N-2 (File Nos. 333-109328 and 811-06142) (the "Registration Statement") relating to the issuance by the Fund of transferable rights (the "Rights") to subscribe for up to 3,605,229 shares of Common Stock of the Fund, par value $0.01 (the "Shares").

     In so acting, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based upon the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that:

     1. The Fund has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Maryland.

     2. The issuance of the Rights and the sale of the Shares have been duly authorized and, when issued and paid for as contemplated in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement.

     Our opinion is limited to the laws of the State of New York and the Federal laws of the United States. As to certain matters governed by the laws of the State of Maryland, we have relied on the opinion of Piper Rudnick LLP, a copy of which is attached hereto.


                                    Very truly yours,


                                    /s/ Clifford Chance US LLP